Exhibit 99.1
GREEN PLAINS INC.
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
AND RELATED NOTES THERETO

Introduction and Basis of Presentation

On August 22, 2025, Green Plains Inc. (the “Company”) and its wholly owned subsidiary, Green Plains Obion LLC (“Green Plains Obion”), entered into an asset purchase agreement for the sale of the ethanol plant located in Rives, Tennessee and certain related assets from subsidiaries (the “Agreement”) to POET Biorefining - Obion, LLC (“POET”) for $170 million plus $13.8 million of preliminary working capital (the “POET Transaction”). Proceeds from the transaction were used to retire the Company’s junior mezzanine notes that were due in 2026, and to supplement corporate liquidity. The POET Transaction was previously described in a Current Report of the Company on Form 8-K filed with the United States Securities and Exchange Commission on August 27, 2025. On September 25, 2025, the Company closed on the POET Transaction, as described in a Current Report of the Company on Form 8-K filed with the United States Securities Exchange Commission on September 26, 2025.

The following unaudited pro forma consolidated balance sheet as of June 30, 2025 of the Company is presented as if the POET Transaction had occurred on June 30, 2025. The unaudited pro forma consolidated statements of operations for the six months ended June 30, 2025, and for the year ended December 31, 2024, are presented as if the POET Transaction had occurred on January 1, 2024.

The unaudited pro forma consolidated balance sheet and statements of operations included herein are for informational purposes only and are not necessarily indicative of the results that might have occurred had the POET Transaction taken place on the respective dates assumed. Actual results may differ significantly from those reflected in the unaudited consolidated pro forma financial statements for various reasons, including but not limited to, the differences between the assumptions used to prepare the unaudited pro forma consolidated financial statements and actual results. The pro forma adjustments in the unaudited pro forma consolidated balance sheet and the statements of operations included herein include the use of estimates and assumptions as described in the accompanying notes. The pro forma adjustments are based on information available to the Company at the time these unaudited pro forma consolidated financial statements were prepared. The Company believes its current estimates provide a reasonable basis of presenting the significant effects of the POET Transaction.

The unaudited pro forma consolidated financial statements should be read in conjunction with the accompanying notes in addition to the following:

•the historical financial statements of the Company as of and for the year ended December 31, 2024, and the related notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024;

•the historical unaudited financial statements of the Company as of and for the six months ended June 30, 2025, and the related notes included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

GREEN PLAINS INC.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2025
(in thousands)

	Green Plains Inc.	Disposition of Obion Ethanol Plant	Pro Forma Adjustments (Note 2)		Pro Forma Consolidated

ASSETS
Current assets
Cash and cash equivalents	$108,624	$(126)	$183,827	(a)	$165,077
			(127,500)	(b)
Restricted cash	44,096	(6,099)	—		50,195
Accounts receivable, net	78,473	—	—		78,473
Inventories	156,411	18,726	—		137,685
Prepaid expenses and other	17,233	21	—		17,212
Receivable from sale of equity method investment	24,170	—	—		24,170
Derivative financial instruments	7,199	166	—		7,033
Total current assets	436,206	12,688	56,327		479,845
Property and equipment, net	1,066,983	129,005	—		937,978
Operating lease right-of-use assets	63,235	35	—		63,200
Other assets	46,092	7	—		46,085
Total assets	$1,612,516	$141,735	$56,327		$1,527,108

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$98,836	$6,371	$—		$92,465
Accrued and other liabilities	44,412	2,245	—		42,167
Derivative financial instruments	11,312	—	—		11,312
Operating lease current liabilities	23,101	12	—		23,089
Product financing arrangement	37,146	—	—		37,146
Short-term notes payable and other borrowings	80,064	—	—		80,064
Current maturities of long-term debt	2,125	82	—		2,043
Total current liabilities	296,996	8,710	—		288,286
Long-term debt	426,002	617	(127,500)	(b)	306,579
			8,694	(c)
Operating lease long-term liabilities	41,872	28	—		41,844
Carbon equipment liabilities	82,008	—	—		82,008
Other liabilities	25,206	—	—		25,206
Total liabilities	872,084	9,355	(118,806)		743,923

Stockholders' equity
Common stock	68	—	—		68
Additional paid-in capital	1,236,469	—	—		1,236,469
Retained earnings (deficit)	(463,442)	132,380	183,827	(a)	(420,689)
			(8,694)	(c)
Accumulated other comprehensive loss	(6,741)	—	—		(6,741)
Treasury stock	(31,174)	—	—		(31,174)
Total Green Plains stockholders' equity	735,180	132,380	175,133		777,933
Noncontrolling interests	5,252	—	—		5,252
Total stockholders' equity	740,432	132,380	175,133		783,185
Total liabilities and stockholders' equity	$1,612,516	$141,735	$56,327		$1,527,108

GREEN PLAINS INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2024
(in thousands)

	Green Plains Inc.	Disposition of Obion Ethanol Plant	Pro Forma Adjustments (Note 2)		Pro Forma Consolidated

Revenues	$2,458,796	$231,467	$—		$2,227,329

Costs and expenses
Cost of goods sold (excluding depreciation and amortization expenses reflected below)	2,328,346	207,461	—		2,120,885
Selling, general and administrative expenses	118,045	4,411	—		113,634
Gain on sale of assets	(30,723)	—	—		(30,723)
Depreciation and amortization expenses	90,587	10,493	—		80,094
Total costs and expenses	2,506,255	222,365	—		2,283,890
Operating income (loss)	(47,459)	9,102	—		(56,561)

Other income (expense)
Interest income	7,560	—	—		7,560
Interest expense	(33,095)	71	14,826	(d)	(18,340)
Other, net	1,696	—	—		1,696
Total other income (expense)	(23,839)	71	14,826		(9,084)
Income (loss) before income taxes and loss from equity method investees	(71,298)	9,173	14,826		(65,645)
Income tax expense	(6,212)	—	—		(6,212)
Loss from equity method investees, net of income taxes	(3,679)	—	—		(3,679)
Net income (loss)	(81,189)	9,173	14,826		(75,536)
Net income attributable to noncontrolling interests	1,308	—	—		1,308
Net income (loss) attributable to Green Plains	$(82,497)	$9,173	$14,826		$(76,844)

Earnings per share
Net loss attributable to Green Plains - basic and diluted	$(1.29)				$(1.20)

Weighted average shares outstanding
Basic and diluted	63,796				63,796

GREEN PLAINS INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2025
(in thousands)

	Green Plains Inc.	Disposition of Obion Ethanol Plant	Pro Forma Adjustments (Note 2)		Pro Forma Consolidated

Revenues	$1,154,344	$127,963	$—		$1,026,381

Costs and expenses
Cost of goods sold (excluding depreciation and amortization expenses reflected below)	1,109,735	123,170	—		986,565
Selling, general and administrative expenses	70,517	2,351	—		68,166
Loss on sale of assets	4,044	—	—		4,044
Depreciation and amortization expenses	49,947	5,634	—		44,313
Impairment of held for sale assets	10,724	—			10,724
Total costs and expenses	1,244,967	131,155	—		1,113,812
Operating loss	(90,623)	(3,192)	—		(87,431)

Other income (expense)
Interest income	1,637	—	—		1,637
Interest expense	(22,812)	73	8,674	(d)	(14,211)
Other, net	(1,554)	—	—		(1,554)
Total other income (expense)	(22,729)	73	8,674		(14,128)
Income (loss) before income taxes and loss from equity method investees	(113,352)	(3,119)	8,674		(101,559)
Income tax expense	(2,400)	—	—		(2,400)
Loss from equity method investees, net of income taxes	(29,116)	—	—		(29,116)
Net loss	(144,868)	(3,119)	8,674		(133,075)
Net income attributable to noncontrolling interests	276	—	—		276
Net loss attributable to Green Plains	$(145,144)	$(3,119)	$8,674		$(133,351)

Earnings per share
Net loss attributable to Green Plains - basic and diluted	$(2.22)				$(2.04)

Weighted average shares outstanding
Basic and diluted	65,287				65,287

GREEN PLAINS INC.
NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
1.    BASIS OF PRESENTATION
See “Introduction” for more information regarding the basis of presentation for our unaudited pro forma consolidated financial statements. For the purposes of this pro forma analysis, the sale price, including estimated working capital adjustments, have been allocated. Finalization of working capital adjustments is not expected to materially impact the adjustments shown above.
2.    PRO FORMA ADJUSTMENTS
Adjustments under the heading “Pro Forma Adjustments” in the accompanying pro forma consolidated financial statements represent the following:
(a) Reflects cash received at closing on the POET Transaction of $183.8 million, including working capital considerations, and also includes the offsetting impact to equity. The gain on the sale of the Obion ethanol plant is not presented in the pro forma consolidated statement of operations as it is nonrecurring in nature.
(b) Reflects the repayment of junior mezzanine notes of $127.5 million due in 2026.
(c) Reflects the write-off of debt issuance costs as a result of debt extinguishment, which is not presented in the pro forma consolidated statement of operations as it is nonrecurring in nature and will not have a continuing impact on the Company.
(d) Reflects the interest foregone as a result of repayment of debt. For the periods ended December 31, 2024 and June 30, 2025, the weighted average interest rate on the outstanding debt was 11.75%. This amount also includes amortization of debt issuance costs that will no longer continue resulting from repayment.